Exhibit 4.13

Execution Copy

JOINDER AGREEMENT

WHEREAS, WM Holdings Finance Corp., a Delaware corporation (the “Initial Issuer”) and the representatives of the several initial purchasers (the “Initial Purchasers”) heretofore executed and delivered a Registration Rights Agreement, dated July 20, 2011 (the “Agreement”); and

WHEREAS, WMG Holdings Corp. (the “Company”) has agreed to join in the Agreement on the Completion Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, the Company hereby agrees for the benefit of the Purchasers, as follows:

1. Joinder. The undersigned hereby acknowledges that it has received and reviewed a copy of the Agreement and all other documents it deems fit in order to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees (i) to join and become a party to the Agreement as indicated by its signature below as of the date hereof and shall have the same rights and obligations thereunder as if it had been an original signatory to the Agreement; (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company in the Agreement as if made by, and with respect to, the undersigned in accordance with the terms of the Agreement; and (iii) to perform all obligations and duties required of the Company pursuant to the Agreement and that it has complied with all covenants as of the date hereof.

2. Representations and Warranties and Agreements of the Company. The undersigned hereby represents and warrants to and agrees with the Purchasers that it has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Joinder Agreement and it has duly and validly taken all necessary action for the consummation of the transactions contemplated hereby and by the Agreement and that it has duly authorized, executed and delivered this Joinder Agreement and it is a valid and legally binding agreement enforceable against the undersigned in accordance with its terms.

3. Representations and Warranties and Agreements in the Agreement. The undersigned hereby represents and warrants to, and agrees with, the several Initial Purchasers that (i) each representation, warranty and acknowledgment applicable to the Company contained in the Agreement, is true and correct as if made by such party on the dates made and the date hereof, and (ii) that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date hereof.

4. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or a facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. Severability of Provisions. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Joinder Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

8. Applicable Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement this 20th day of July, 2011.

WMG HOLDINGS CORP.

By	/s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to Holdings Notes Registration Rights Agreement Joinder]